Exhibit 99.2

QTS Realty Trust, Inc.

Supplemental Information for the Quarter and Year Ended December 31, 2015

The QTS Difference

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value and Weighted Average Shares	9

Operating Portfolio
Data Center Properties	10
Redevelopment Costs Summary	11
Redevelopment Summary	12
NOI by Facility and Capital Expenditure Summary	13
Leasing Statistics – Signed Leases	14
Leasing Statistics – Renewed Leases and Rental Churn	16
Leasing Statistics – Commenced Leases	17
Lease Expirations	18
Largest Customers	19
Industry Segmentation	20
Product Diversification	21

Capital Structure
Debt Summary and Debt Maturities	22
Interest Summary	23

Appendix	24

1 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties, including data centers acquired in our acquisition of Carpathia Hosting, Inc.; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of, leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other periodic reports the Company files with the Securities and Exchange Commission.

2 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Company Profile

QTS®

World class data center infrastructure + Hybrid managed cloud solutions

MORE THAN DATA SOLUTIONS. DATA SOLVED.

Global Footprint
4 Continents
9 States
24 Data Centers

QTS OWNED & OPERATED DATA CENTERS
LEASED DATA CENTERS ACQUIRED IN 2015
QTS MEGA DATA CENTERS
NORTH AMERICA
EUROPE
ASIA PACIFIC

THE QTS DIFFERENCE

- INTEGRATED PRODUCT & SERVICE PLATFORM QTS 3Cs
- STATE-OF-THE-ART MEGA DATA CENTERS
- INDUSTRY-LEADING SECURITY & COMPLIANCE
- INTERNATIONAL LOCATIONS & CONNECTIVITY
- PREMIUM CUSTOMER EXPERIENCE

INTEGRATED CONTROL FRAMEWORK WITH **1000+** COMPLIANCE REQUIREMENTS

POWER	SPACE	INTERCONNECTIVITY
500 MEGAWATTS of GROSS UTILITY POWER	**4.9M** GROSS SQUARE FEET	**6 CORE** NETWORK PRODUCTS
		OVER 12,000 INTERCONNECTIONS
BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION	**2.2M** SQ FT OF RAISED FLOOR	EASY ACCESS TO **OVER 500** SERVICE PROVIDERS

1000+ CUSTOMERS FROM DIVERSE INDUSTRIES

50%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 › Custom Data Centers
- C2 › Colocation
- C3 › Cloud & Managed Services

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply

700+ QTS EXPERTS

On call and on the job nationwide.

FIVE NINES UPTIME
99.999% Reliability

OUR TIMELINE

- **2003** – Company purchases **first data center** in Overland Park, KS
- **2005** – Formally established with **acquisition of Mega Data Center Atlanta-Suwanee**
- **2006-2008** – Acquired three facilities: **Jersey City, Santa Clara and Miami**
- **2009** – General Atlantic, LLC invests in QTS; **REIT-compliant operations begin**
- **2010** – Richmond facility acquired; **QTS Cloud product** introduced commercially
- **2010-2012** – Executed on growth strategy by **leveraging platform and continued redevelopment** of existing facilities
- **2012-2013** – Acquisition of **Sacramento and Dallas** facilities
- **2013** – **Release IPO filing** General Atlantic, LLC increases investment at IPO
- **2014** – **Expands mega data center footprint** and establishes strategic partnership with Atos via Princeton acquistion
- **2014** – QTS enters top Tier 1 market with **Chicago acquisiton**
- **2015** – QTS enhances Integrated Product & Service Platform with Carpathia acquisition

3 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Real Estate Assets
Land	$57,112	$48,577
Buildings and improvements	1,180,386	914,286
Less: Accumulated depreciation	(239,936)	(180,167)
	997,562	782,696

Construction in progress	345,655	214,719
Real Estate Assets, net	1,343,217	997,415
Cash and cash equivalents	8,804	10,788
Rents and other receivables, net	28,233	15,579
Acquired intangibles, net	115,702	18,000
Deferred costs, net (1)	40,212	37,058
Prepaid expenses	6,502	3,079
Goodwill	181,738	-
Other assets, net (2)	33,101	24,640
TOTAL ASSETS	$1,757,509	$1,106,559

LIABILITIES
Unsecured credit facility	$524,002	$239,838
Senior notes, net of discount	297,976	297,729
Mortgage notes payable	-	86,600
Capital lease and lease financing obligations	49,761	13,062
Accounts payable and accrued liabilities	95,924	64,607
Dividends and distributions payable	15,378	10,705
Advance rents, security deposits and other liabilities	18,798	3,302
Deferred income taxes	18,813	-
Deferred income	16,991	10,531
TOTAL LIABILITIES	1,037,643	726,374

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 41,225,784 and 29,408,138 shares issued and outstanding as of December 31, 2015 and 2014, respectively	412	294
Additional paid-in capital	670,275	324,917
Accumulated dividends in excess of earnings	(52,732)	(22,503)
Total stockholders’ equity	617,955	302,708
Noncontrolling interests	101,911	77,477
TOTAL EQUITY	719,866	380,185
TOTAL LIABILITIES AND EQUITY	$1,757,509	$1,106,559

(1)	As of December 31, 2015 and 2014, deferred costs, net, included $16.4 million and $16.5 million of deferred financing costs net of amortization, respectively, $21.0 million and $17.4 million of deferred leasing costs net of amortization, respectively, and $2.8 million and $3.2 million, net of amortization, related to a leasing arrangement at the Company’s Princeton facility, respectively.
(2)	As of December 31, 2015 and 2014, other assets, net, primarily included $25.9 million and $21.4 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

4 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and

Comprehensive Income

(in thousands)

The following financial data for the year ended December 31, 2015 includes the operating results of Carpathia Hosting, Inc. (“Carpathia”) for the period June 16, 2015 (the date the Company acquired Carpathia) through December 31, 2015.

	Three Months Ended (unaudited)			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Revenues:
Rental	$66,240	$62,744	$47,656	$230,510	$175,649
Recoveries from customers	5,177	6,158	5,520	22,581	19,194
Cloud and managed services	19,406	18,573	5,788	51,994	20,231
Other (1)	1,867	1,415	599	5,998	2,715
Total revenues	92,690	88,890	59,563	311,083	217,789
Operating expenses:
Property operating costs	32,063	30,925	18,397	104,355	71,518
Real estate taxes and insurance	1,448	1,462	1,403	5,869	5,116
Depreciation and amortization	27,020	24,486	16,008	85,811	58,282
General and administrative (2)	19,890	19,440	11,987	67,783	45,283
Restructuring (3)	-	-	26	-	1,298
Transaction and integration costs (4)	5,026	1,482	60	11,282	1,018
Total operating expenses	85,447	77,795	47,881	275,100	182,515

Operating income	7,243	11,095	11,682	35,983	35,274

Other income and expense:
Interest income	-	1	-	2	8
Interest expense	(5,730)	(5,418)	(5,625)	(21,289)	(15,308)
Other expense, net (5)	(385)	-	(291)	(468)	(871)
Income before taxes and loss on sale of real estate	1,128	5,678	5,766	14,228	19,103
Tax benefit of taxable REIT subsidiaries (6)	4,370	2,560	82	10,065	-
Loss on sale of real estate	(164)	-	-	(164)	-
Net income	5,334	8,238	5,848	24,129	19,103
Net income attributable to noncontrolling interests (7)	(731)	(1,229)	(1,221)	(3,803)	(4,031)
Net income attributable to QTS Realty Trust, Inc.	$4,603	$7,009	$4,627	$20,326	$15,072

(1)	Other revenue - Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $1.8 million, $1.0 million and $0.4 million for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively. Straight line rent was $5.1 million and $1.7 million for the year ended December 31, 2015 and 2014, respectively.
(2)	General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 21.5%, 21.9%, and 20.1% of total revenues for the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively. General and administrative expenses were 21.8% and 20.8% of total revenues for the year ended December 31, 2015 and 2014, respectively.
(3)	Restructuring costs – The Company did not incur any restructuring costs during 2015. For the year ended December 31, 2014, the Company incurred $1.3 million in restructuring costs related to severance costs associated with various remote employees.
(4)	Transaction and integration costs - For the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, the Company recognized $0.5 million, $0.1 million and $0.1 million, respectively, in transaction costs related to the examination of actual and potential acquisitions. Transaction costs were $4.9 million and $1.0 million for the years ended December 31, 2015 and 2014, respectively. The Company also recognized $4.6 million and $1.4 million in integration costs for the three months ended December 31, 2015 and September 30, 2015, respectively, and $6.3 million for the year ended December 31, 2015, which include various costs to integrate QTS and Carpathia, including consulting fees, costs to consolidate office space and costs which are currently duplicated but will be eliminated in the near future. Integration costs for the three months and year ended December 31, 2015 includes $3.1 million in non-cash charges related to QTS’ decision to transfer QTS’ Federal Cloud customers to Carpathia’s existing Federal Cloud platform.
(5)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.
(6)	Tax benefit of taxable REIT subsidiaries – For the three months ended June 30, 2015, the Company recorded an approximate $3.1 million non-cash tax benefit related to the reversal of valuation allowances of deferred tax assets which was a result of the purchase of Carpathia. For the three months ended December 31, 2015 and September 30, 2015, the Company recorded an additional $4.4 million and $2.6 million tax benefit, respectively, aggregating to $10.1 million in deferred income tax benefit for the year ended December 31, 2015.
(7)	Noncontrolling interest - The noncontrolling ownership interest of QualityTech, LP was 14.2% and 20.4% as of December 31, 2015 and 2014, respectively, with the decrease primarily attributable to equity issuances in March and June 2015.

5 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Summary of Financial Data

(in thousands, except per share and operating portfolio statistics data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Summary of Results
Total revenue	$92,690	$88,890	$59,563	$311,083	$217,789
Net income	5,334	8,238	5,848	24,129	19,103

Other Data
FFO	$28,073	$29,260	$20,040	$98,517	$70,958
Operating FFO	$31,514	$29,536	$20,417	$103,916	$74,145
Operating FFO per share	$0.65	$0.61	$0.55	$2.29	$2.00
Fully diluted weighted average shares	48,830	48,733	37,412	45,353	37,134
Recognized MRR in the period	$81,150	$78,296	$50,861	$269,783	$188,194
MRR (at period end)	$27,489	$26,214	$17,141	$27,489	$17,141
EBITDA	$33,714	$35,581	$27,399	$121,162	$92,685
Adjusted EBITDA	$41,047	$39,131	$29,028	$140,040	$100,025
NOI	$59,179	$56,503	$39,763	$200,859	$141,155
NOI as a % of revenue	63.8%	63.6%	66.8%	64.6%	64.8%
Adjusted EBITDA as a % of revenue	44.3%	44.0%	48.7%	45.0%	45.9%
General and administrative expenses as a % of revenue	21.5%	21.9%	20.1%	21.8%	20.8%
Annualized ROIC	15.8%	15.7%	15.7%	15.8%	15.5%

	December 31,		December 31,
Balance Sheet Data	2015		2014
Real estate at cost	$1,583,153		$1,177,582
Net investment in real estate	1,343,217		997,415
Total assets	1,757,509		1,106,559
Total debt (1)	871,739		637,229
Debt to last quarter annualized Adjusted EBITDA	5.3	x	5.5	x
Debt to undepreciated real estate assets	55.1%		54.1%
Debt to Implied Enterprise Value	28.3%		33.4%

(1)	Excludes the cash and cash equivalent offset and includes capital leases and lease financing obligations.

6 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

	December 31,	December 31,
Operating Portfolio Statistics	2015	2014
Built out square footage:
Raised floor	1,118,506	927,075
Leasable raised floor (1)	839,356	698,232
Leased raised floor	761,166	593,610

Total Raw Shell:
Total	4,878,342	4,688,164
Basis-of-design raised floor space (1)	2,184,631	2,090,959

Data center properties	24	12
Basis of design raised floor % developed	51.2%	44.3%
Data center % occupied	90.7%	85.0%

(1)	See definition in Appendix.

7 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Return on Invested Capital (ROIC)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
NOI (1)	$59,179	$56,503	$39,763	$205,359	$141,155
Annualized NOI	236,716	226,012	159,052	205,359	141,155
Average undepreciated real estate assets and other net fixed assets placed in service (2)	1,498,674	1,441,297	1,013,331	1,301,551	910,883
Annualized ROIC	15.8%	15.7%	15.7%	15.8%	15.5%

(1)	Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include general and administrative expense allocation charges of 10% of cash revenue. These allocated charges aggregated to $5.2 million, $4.9 million and $2.4 million for the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively, and $15.2 million and $8.7 million for the year ended December 31, 2015 and 2014, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of					As of
Undepreciated Real Estate Assets and other	December 31,		September 30,		December 31,	December 31,		December 31,
Net Fixed Assets Placed in Service	2015		2015		2014	2015		2014
Real Estate Assets, net	$1,343,217		$1,292,597		$997,415	$1,343,217		$997,415
Less: Construction in progress	(345,655)		(353,782)		(214,719)	(345,655)		(214,719)
Plus: Accumulated depreciation	239,936		222,373		180,167	239,936		180,167
Plus: Goodwill	181,738		174,697		-	181,738		-
Plus: Other fixed assets, net	12,815		11,007		21,387	12,815		21,387
Plus: Acquired intangibles, net	82,020	*	88,642	*	18,000	82,020	*	18,000
Plus: Leasing Commissions, net	23,778		23,966		20,589	23,778		20,589
Total as of period end	$1,537,849		$1,459,500		$1,022,839	$1,537,849		$1,022,839

Average undepreciated real estate assets and other net fixed assets as of reporting period (2)	$1,498,674		$1,441,297		$1,013,331	$1,301,551		$910,883

(2)	Calculated by using average quarterly balance of each account.

*	Net of acquired intangible liabilities and deferred tax liabilities.

8 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Implied Enterprise Value and

Weighted Average Shares

Implied Enterprise Value as of December 31, 2015:
Total Shares Outstanding:
Class A Common Stock	41,092,784
Class B Common Stock	133,000
Total Shares Outstanding	41,225,784
Units of Limited Partnership (1)	7,370,794
Options to purchase Class A Common Stock (2)	329,531
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of December 31, 2015	48,926,109
Share price as of December 31, 2015	$45.11
Market equity capitalization (in thousands)	$2,207,057
Debt (in thousands)	871,739
Implied Enterprise Value (in thousands)	$3,078,796

(1)	Includes 572,001 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis as of December 31, 2015.
(2)	Represents options to purchase 329,531 shares of Class A Common Stock of QTS Realty Trust Inc. representing the “in the money” value options on an “as if” converted basis as of December 31, 2015.

The following table presents the weighted average fully diluted shares for the three months and year ended December 31, 2015:

	Three Months Ended	Year Ended
	December 31, 2015	December 31, 2015
Weighted average shares outstanding - basic	41,168,656	37,568,109
Effect of Class A and Class RS partnership units (1)	6,810,749	7,029,205
Effect of Class O units on as "as if" converted basis (1)	543,163	500,982
Effect of options to purchase Class A common stock on an "as if" converted basis (1)(2)	307,158	254,874
Weighted average shares outstanding - diluted	48,829,726	45,353,170

(1)	The Class A units, Class RS units and Class O units represent limited partnership interest in the Operating Partnership.
(2)	The weighted average share price for the three months and year ended December 31, 2015 was $43.27 and $39.37, respectively.

9 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of December 31, 2015:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Occupied and Billing (7)		Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
Richmond, VA	2010	1,318,353	151,623	51,093	162,717	365,433	88.7%		$32,742,001	110	556,623	27.2%

Atlanta, GA (Metro)	2006	968,695	432,986	36,953	322,426	792,365	95.8%		$82,563,392	72	527,186	82.1%

Dallas-Fort Worth, TX	2013	698,000	54,014	2,321	35,825	92,160	89.9%		$9,133,696	140	292,000	18.5%

Princeton, NJ	2014	553,930	58,157	2,229	111,405	171,791	100.0%		$9,665,340	22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	108,266	302,385	84.3%		$56,769,086	36	208,008	89.1%

Chicago, IL	2014	317,000	-	-	-	-	-%		$-	8	133,000	-%

Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	97.5%		$24,822,368	11	80,347	69.1%

Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	96.7%		$12,124,791	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	46.1%		$11,711,752	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	67.7%		$5,081,638	4	19,887	100.0%

Leased facilities acquired in 2015 ***	2015	154,693	72,332	5,242	14,169	91,743	94.7	%(10)	$84,557,585	20	96,280	75.1%

Other ****	Misc	117,406	2,493	49,337	29,290	81,120	62.0%		$692,402	1	2,493	100.0%

Total		4,878,342	1,118,506	173,818	902,194	2,194,518	90.7%		$329,864,051	439	2,184,631	51.2%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 252,041 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced (761,166 square feet as of December 31, 2015 divided by leasable raised floor based on the current configuration of the properties (839,356 square feet as of December 31, 2015), expressed as a percentage.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of December 31, 2015.
(10)	During the fourth quarter of 2015, the Company conformed the leased facilities acquired in 2015 to its definition of leasable raised floor, which does not include common spaces or walkways. As such, the percentage occupied and billing for these leased facilities has increased from prior quarters.

*	Represents facilities that we lease.
**	Subject to long term ground lease.
***	Includes 13 facilities. All facilities are leased, including those subject to capital leases.
****	On December 31, 2015, the Company sold its Wichita facility.

10 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Costs Summary

(in thousands, except NRSF data)

During the fourth quarter of 2015, the Company brought online approximately 10 megawatts of gross power and approximately 45,000 NRSF of raised floor and customer specific capital at its Atlanta-Metro and Richmond data centers at an aggregate cost of approximately $64 million. The under construction table below summarizes the Company’s outlook for development projects which it expects to complete by December 31, 2016 (in millions).

	Under Construction Costs (1)
Property	Actual (2)	Estimated Cost to Completion (3)	Total	Expected Completion date
Richmond	$13	$10	$23	Q3 2016
Atlanta-Metro	20	14	34	Q2 2016
Atlanta-Suwanee	12	3	15	Q3 2016
Chicago	15	30	45	Q3 2016
Dallas-Fort Worth	60	17	77	Q4 2016
Jersey City	2	10	12	Q3 2016
Santa Clara	-	6	6	Q2 2016
Totals	$122	$90	$212

(1)	In addition to projects currently under construction, the Company’s near-term redevelopment projects are expected to be delivered in a modular manner, and the Company currently expects to invest additional capital to complete these near term projects. The ultimate timing and completion of, and the commitment of capital to, the Company’s future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimation of the future market for data center space in each particular market.
(2)	Actual costs under construction through December 31, 2015. In addition to the $122 million of construction costs incurred through December 31, 2015 for redevelopment expected to be completed by December 31, 2016, as of December 31, 2015 the Company had incurred $224 million of additional costs (including acquisition costs and other capitalized costs) for other redevelopment projects that are expected to be completed after December 31, 2016.
(3)	Represents management’s estimate of the additional costs required to complete the current NRSF under development. There may be an increase in costs if customers’ requirements exceed the Company’s current basis of design.

11 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in thousands, except NRSF data)

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of December 31, 2015. This table shows the Company’s ability to increase its raised floor of 1,118,506 square feet by approximately 2.0 times to 2.2 million square feet as of December 31, 2015.

Raised Floor NRSF
Overview as of December 31, 2015
Property	Current NRSF in Service	Under Construction (1)	Future Available (2)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (3)
Richmond	151,623	15,000	390,000	556,623	111.1
Atlanta-Metro	432,986	20,000	74,200	527,186	6.0
Dallas-Fort Worth	54,014	38,500	199,486	292,000	29.4
Princeton	58,157	-	100,000	158,157	65.0
Atlanta-Suwanee	185,422	19,000	3,586	208,008	15.4
Santa Clara	55,494	3,250	21,603	80,347	-
Sacramento	54,595	-	3,311	57,906	-
Jersey City	31,503	15,000	6,241	52,744	-
Chicago	-	14,000	119,000	133,000	23.0
Miami	19,887	-	-	19,887	-
Leased facilities acquired in 2015	72,332	-	23,948	96,280	-
Other	2,493	-	-	2,493	-
Totals as of December 31, 2015	1,118,506	124,750	941,375	2,184,631	249.9

(1)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use on or before December 31, 2016.
(2)	Reflects NRSF at a facility for which the initiation of substantial activities has begun to prepare the property for its intended use after December 31, 2016.
(3)	The total cost basis of adjacent land, which is land available for the future development, is approximately $20 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any build-out on the adjacent land.

12 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands, except NRSF data)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense (benefit) of taxable REIT subsidiaries, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on legal settlement, gain (loss) on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Breakdown of NOI by facility:
Atlanta-Metro data center	$18,256	$17,964	$16,386	$69,861	$60,734
Atlanta-Suwanee data center	10,488	10,376	9,711	41,088	35,509
Santa Clara data center	3,786	3,615	3,390	14,352	12,739
Richmond data center	6,431	5,340	4,208	20,959	14,366
Sacramento data center	1,875	1,870	1,869	7,516	8,470
Princeton data center	2,471	2,331	2,739	9,461	4,828
Dallas-Fort Worth data center	1,804	1,532	395	5,547	815
Leased data centers acquired in 2015	12,885	12,460	-	27,595	-
Other facilities	1,183	1,015	1,065	4,480	3,694
NOI (1)	$59,179	$56,503	$39,763	$200,859	$141,155

(1)	Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include general and administrative expense allocation charges of 10% of cash revenue. These allocated charges aggregated to $5.2 million, $4.9 million and $2.4 million, for the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively, and $15.2 million and $8.7 million for the years December 31, 2015 and 2014, respectively.

Capital expenditures related to real estate assets are summarized as follows:

	Capital Expenditures (1)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Redevelopment	$56,909	$53,491	$282,737	$178,146
Acquisitions (2)	3,820	-	336,517	91,064
Maintenance capital expenditures	2,711	712	4,745	2,684
Other capitalized costs	6,153	6,319	24,253	19,702
Total capital expenditures	$69,593	$60,522	$648,252	$291,596

(1)	Does not include capitalized leasing commissions included in deferred costs or other management-related fixed assets included in other assets.
(2)	The year ended December 31, 2015 reflects the total consideration transferred for the Carpathia acquisition on June 16, 2015 (excluding the assumption of $29.9 million in deferred tax liabilities assumed). The three months and year ended December 31, 2015 reflects the total consideration transferred for the purchase of the Duluth, Georgia office building on December 30, 2015. The year ended December 31, 2014 reflects the total consideration transferred for the acquisition of the Princeton facility on June 30, 2014 and the acquisition of the Chicago facility on July 8, 2014.

13 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

The mix of leasing activity has significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, and renewals where C3 dedicated server cloud customers had shifts in their MRR related to their use of fully depreciated equipment. The amounts below exclude renewals where square footage remained consistent before and after renewal. (See renewal table on page 16 for such renewals).

During the quarter and year ended December 31, 2015, the Company signed 357 and 1,510 new and modified leases aggregating to $17.5 million and $74.7 million of annualized rent, respectively, which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $9.8 million and $39.6 million in incremental annualized rent for the quarter and year ended December 31, 2015, respectively. This number was impacted by a C3 customer that had a dedicated cloud environment which renewed its contract but chose not to undergo a technology refresh. As a result, this customer retained the use of its depreciated equipment at a lower price point which resulted in an approximate $2.0 million downgrade. Excluding this downgrade, the net leasing activity would have been approximately $11.8 million, representing a 40% increase over the prior four quarter average. Pricing for the Company’s products was in line with the prior four quarter average.

Annualized Rent of New and Modified Leases represents total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades
New/modified leases signed - Total	Q4 2015	357	21,801	$801	$17,471,080	$9,849,694
	P4QA*	375	19,757	859	16,974,931	8,475,887
	Q3 2015	448	7,513	1,686	12,669,407	5,582,511
	Q2 2015	365	13,867	1,207	16,734,571	10,585,921
	Q1 2015	340	47,052	590	27,778,291	13,618,400
	Q4 2014	347	10,596	1,011	10,717,456	4,116,717

New/modified leases signed - C1	Q4 2015	20	10,476	$373	$3,910,932
	P4QA*	20	7,868	367	2,890,289
	Q3 2015	20	128	3,983	509,776
	Q2 2015	22	644	831	535,306
	Q1 2015	18	30,386	340	10,333,301
	Q4 2014	21	315	580	182,772

New/modified leases signed - C2/C3	Q4 2015	337	11,325	$1,197	$13,560,148
	P4QA*	355	11,889	1,185	14,084,642
	Q3 2015	428	7,385	1,647	12,159,631
	Q2 2015	343	13,223	1,225	16,199,265
	Q1 2015	322	16,666	1,047	17,444,990
	Q4 2014	326	10,281	1,025	10,534,684

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse the Company for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

14 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of December 31, 2015 and how that will affect revenue in 2016 and subsequent years:

Booked-not-billed ("BNB")	2016	2017	Thereafter	Total
MRR	$2,230,266	$640,969	$1,099,816	$3,971,051
Incremental revenue	18,857,398	3,978,722	13,197,798
Annualized revenue	26,763,188	7,691,630	13,197,798	47,652,616

The Company estimates the cost to provide the space, power, connectivity and other services to the customer contracts which had not billed as of December 31, 2015 to be approximately $30 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other services provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

15 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Renewed Leases and Rental Churn

The mix of leasing activity has significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below and excludes C3 dedicated server cloud customers who had shifts in their MRR related to their use of fully depreciated equipment. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the quarter and year ended December 31, 2015 was 2.3% higher for each period than the rates for those customers immediately prior to renewal, which aligns with the Company’s expectation of low to mid-single digit increases.

Rental Churn (which the Company defines as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) was 2.2% for the fourth quarter of 2015 and 4.0% for the year ended December 31, 2015.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change(1)

Renewed Leases - Total	Q4 2015	71	9,306	$1,002	$9,329,194	2.3%
	P4QA*	74	8,622	812	7,004,512	2.6%
	Q3 2015	89	12,338	742	9,157,450	0.9%
	Q2 2015	76	9,540	785	7,492,287	5.1%
	Q1 2015	65	6,291	863	5,427,185	1.2%
	Q4 2014	64	6,317	940	5,941,125	3.4%

Renewed Leases - C1	Q4 2015	1	4,200	$241	$1,013,852	3.0%
	P4QA*	1	800	297	237,795	17.9%
	Q3 2015	3	3,200	297	951,180	17.9%
	Q2 2015	-	-	-	-	0.0%
	Q1 2015	-	-	-	-	0.0%
	Q4 2014	-	-	-	-	0.0%

Renewed Leases - C2/C3	Q4 2015	70	5,106	$1,629	$8,315,343	2.2%
	P4QA*	73	7,822	865	6,766,717	2.1%
	Q3 2015	86	9,138	898	8,206,270	-0.7%
	Q2 2015	76	9,540	785	7,492,287	5.1%
	Q1 2015	65	6,291	863	5,427,185	1.2%
	Q4 2014	64	6,317	940	5,941,125	3.4%

*	Average of prior 4 quarters
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

16 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

The mix of leasing activity across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. The Company’s rate performance will vary quarter to quarter based on the mix of deals leased. C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the quarter and year ended December 31, 2015, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $38.7 million and $121.3 million of annualized rent at $733 and $597 per square foot, respectively. This compares to customer leases representing an aggregate trailing four quarter average of approximately $25.4 million of annualized rent at $511 per square foot.

The C2/C3 average commencement rate for the quarter and year ended December 31, 2015 was $2,401 and $1,208 per square foot, respectively. This pricing increase was driven by several customers who ramped their C3 services with minimal square footage needed to supply those services.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q4 2015	446	52,783	$733	$38,669,556
	P4QA*	470	49,604	511	25,354,278
	Q3 2015	651	77,273	490	37,887,304
	Q2 2015	459	51,248	525	26,884,427
	Q1 2015	369	21,813	817	17,829,577
	Q4 2014	401	48,080	391	18,815,804

Leases commenced - C1	Q4 2015	21	40,618	$233	$9,457,608
	P4QA*	30	28,942	179	5,169,315
	Q3 2015	33	43,199	181	7,822,312
	Q2 2015	37	29,622	168	4,961,821
	Q1 2015	21	8,289	215	1,780,368
	Q4 2014	30	34,657	176	6,112,759

Leases commenced - C2/C3	Q4 2015	425	12,165	$2,401	$29,211,948
	P4QA*	440	20,662	990	20,444,981
	Q3 2015	618	34,074	882	30,064,992
	Q2 2015	422	21,626	1,014	21,922,606
	Q1 2015	348	13,524	1,264	17,089,279
	Q4 2014	371	13,423	946	12,703,045

*	Average of prior 4 quarters

17 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2016 and 2017. The following table sets forth a summary schedule of the lease expirations as of December 31, 2015 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	320	6,053	1%	$8,912,990	3%	0%	2%	1%
2016	1,788	91,792	12%	97,392,440	29%	3%	15%	11%
2017 (4)	1,044	128,016	17%	78,446,683	24%	5%	15%	4%
2018	745	264,082	35%	78,053,728	23%	11%	8%	4%
2019	130	19,019	2%	11,706,267	4%	1%	2%	1%
2020	75	37,823	5%	15,495,785	5%	2%	2%	1%
After 2020	58	214,381	28%	39,856,158	12%	12%	0%	0%

Portfolio Total	4,160	761,166	100%	$329,864,051	100%	34%	44%	22%

(1)	Represents each agreement with a customer signed as of December 31, 2015 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Annualized rent is presented for leases commenced as of December 31, 2015. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(3)	Consists of customers whose leases expired prior to December 31, 2015 and have continued on a month-to-month basis.
(4)	Subsequent to December 31, 2015, the Company and a customer finalized a renegotiation whereby the customer’s lease is scheduled to expire in February 2017. As such, the relevant information related to this lease is being presented as expiring in 2017.

18 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Largest Customers

As of December 31, 2015, the Company’s portfolio was leased to over 1,000 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of December 31, 2015 (does not include rents or maturities associated with booked-not-billed customers or ramps for existing customers which have not yet commenced billing):

Principal Customer Industry	Product	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	C1	2	$34,504,610	10.5%	55
Technology	C2, C3	5	12,549,692	3.8%	15
Government (3)	C2, C3	2	10,183,285	3.1%	13
Information Technology	C1, C3	3	9,995,687	3.0%	100
Internet	C1	1	9,644,400	2.9%	34
Information Technology	C1	2	9,186,314	2.8%	99
Technology	C2, C3	5	6,487,557	2.0%	12
Technology	C2, C3	2	6,472,121	2.0%	7
Information Technology	C2, C3	6	6,076,482	1.8%	16
Retail	C3	2	5,907,126	1.8%	28
Total / Weighted Average			$111,007,274	33.7%	44

(1)	Annualized rent is presented for leases commenced as of December 31, 2015. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2015.
(3)	Subsequent to December 31, 2015, the Company and the customer finalized a renegotiation whereby the customer’s lease is scheduled to expire in February 2017.

19 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of December 31, 2015:

The following table sets forth information relating to the industry segmentation as of December 31, 2014:

20 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2015:

(1)	As of December 31, 2015, C1 customers renting at least 6,600 square feet represented $72.5 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $17.9 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $22.9 million of annualized C1 MRR. As of December 31, 2015, C1 customers’ median used square footage was 3,876 square feet.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2014:

(1)	As of December 31, 2014, C1 customers renting at least 6,600 square feet represented $52.0 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,600 square feet represented $17.9 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $16.1 million of annualized C1 MRR. As of December 31, 2014, C1 customers’ median used square footage was 3,856 square feet.

21 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	Weighted Average
	Coupon Interest Rate at		December 31,	December 31,
	December 31, 2015	Maturities	2015	2014
Unsecured Credit Facility
Revolving Credit Facility	1.82%	December 17, 2019	$224,002	$139,838
Term Loan I	1.78%	December 17, 2020	150,000	100,000
Term Loan II	1.92%	April 27, 2021	150,000	-
Senior Notes, net of discount	5.88%	August 1, 2022	297,976	297,729
Richmond Credit Facility	N/A	N/A	-	70,000
Atlanta-Metro Equipment Loan	N/A	N/A	-	16,600
Capital Lease and Lease Financing Obligations	3.35%	2016 - 2025	49,761	13,062
Total	3.31%		$871,739	$637,229

As of December 31, 2015:

Debt instruments	2016	2017	2018	2019	2020	Thereafter	Total
Unsecured Credit Facility	$-	$-	$-	$224,002	$150,000	$150,000	$524,002
Senior Notes (1)	-	-	-	-	-	300,000	300,000
Capital Lease and Lease Financing Obligations	12,558	12,388	8,804	2,461	2,190	11,360	49,761
Total	$12,558	$12,388	$8,804	$226,463	$152,190	$461,360	$873,763

(1)	Excludes discount reflected at December 31, 2015.

22 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Interest Summary

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Interest expense and fees	$7,514	$7,279	$6,566	$27,632	$18,578
Swap interest	-	-	-	-	482
Amortization of deferred financing costs and bond discount	872	849	842	3,424	2,774
Capitalized interest (1)	(2,656)	(2,710)	(1,783)	(9,767)	(6,526)
Total interest expense	$5,730	$5,418	$5,625	$21,289	$15,308

(1)	The weighted average interest rate for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014 was 3.88%, 4.04%, and 4.74%, respectively. The weighted average interest rate for the years ended December 31, 2015 and 2014 was 4.24% and 4.23%, respectively. As of December 31, 2015 and 2014 our weighted average coupon interest rate was 3.31% and 3.95%, respectively.

23 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) NOI; (6) EBITDA; and (7) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, Adjusted Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

24 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distributions from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non- real estate depreciation, straight line rent adjustments, and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including our ability to make distributions to its stockholders.

25 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
FFO
Net income	$5,334	$8,238	$5,848	$24,129	$19,103
Real estate depreciation and amortization	22,575	21,022	14,192	74,224	51,855
Loss on sale of real estate	164	-	-	164	-
FFO	28,073	29,260	20,040	98,517	70,958

Write off of unamortized deferred finance costs	385	-	291	468	871
Restructuring costs	-	-	26	-	1,298
Integration costs	4,552	1,360	-	6,334	-
Transaction costs	474	122	60	4,948	1,018
Deferred tax benefit associated with transaction and integration costs	(1,970)	(1,206)	-	(3,176)	-
Non-cash reversal of deferred tax asset valuation allowance	-	-	-	(3,175)	-
Operating FFO *	31,514	29,536	20,417	103,916	74,145

Maintenance Capex	(2,711)	(1,408)	(712)	(4,745)	(2,684)
Leasing commissions paid	(3,237)	(3,005)	(3,615)	(13,108)	(14,219)
Amortization of deferred financing costs and bond discount	872	849	842	3,424	2,774
Non real estate depreciation and amortization	4,445	3,463	1,817	11,531	6,427
Straight line rent revenue and expense	(2,398)	(479)	(298)	(4,402)	(1,360)
Non-cash deferred tax benefit from operating results	(2,400)	(1,354)	-	(3,754)	-
Equity-based compensation expense	1,758	2,068	1,252	6,964	4,153
Adjusted Operating FFO *	$27,843	$29,670	$19,703	$99,826	$69,236

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

26 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Recognized MRR in the period
Total period revenues (GAAP basis)	$92,690	$88,890	$59,563	$311,083	$217,789
Less: Total period recoveries	(5,177)	(6,158)	(5,520)	(22,581)	(19,194)
Total period deferred setup fees	(1,907)	(1,477)	(1,201)	(6,042)	(4,709)
Total period straight line rent and other	(4,456)	(2,959)	(1,981)	(12,677)	(5,692)
Recognized MRR in the period	81,150	78,296	50,861	269,783	188,194

MRR at period end
Total period revenues (GAAP basis)	$92,690	$88,890	$59,563	$311,083	$217,789
Less: Total revenues excluding last month	(61,627)	(59,455)	(39,605)	(280,020)	(197,831)
Total revenues for last month of period	31,063	29,435	19,958	31,063	19,958
Less: Last month recoveries	(1,415)	(1,661)	(1,908)	(1,415)	(1,908)
Last month deferred setup fees	(716)	(269)	(372)	(716)	(372)
Last month straight line rent and other	(1,443)	(1,291)	(537)	(1,443)	(537)
MRR at period end	$27,489	$26,214	$17,141	$27,489	$17,141

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision (benefit) for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains (losses) on extinguishment of debt, transaction and integration costs, equity-based compensation expense, restructuring costs, gain (loss) on legal settlement and gain (loss) on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet our cash needs, including our ability to make distributions to our stockholders.

27 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
EBITDA and Adjusted EBITDA
Net income	$5,334	$8,238	$5,848	$24,129	$19,103
Interest expense	5,730	5,418	5,625	21,289	15,308
Interest income	-	(1)	-	(2)	(8)
Tax benefit of taxable REIT subsidiaries	(4,370)	(2,560)	(82)	(10,065)	-
Depreciation and amortization	27,020	24,486	16,008	85,811	58,282
EBITDA	33,714	35,581	27,399	121,162	92,685

Write off of unamortized deferred finance costs	385	-	291	468	871
Equity-based compensation expense	1,758	2,068	1,252	6,964	4,153
Restructuring costs	-	-	26	-	1,298
Integration costs	4,552	1,360	-	6,334	-
Transaction costs	474	122	60	4,948	1,018
Loss on sale of real estate	164	-	-	164	-
Adjusted EBITDA	$41,047	$39,131	$29,028	$140,040	$100,025

28 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on legal settlement, gain (loss) on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Net Operating Income (NOI)
Net income	$5,334	$8,238	$5,848	$24,129	$19,103
Interest expense	5,730	5,418	5,625	21,289	15,308
Interest income	-	(1)	-	(2)	(8)
Depreciation and amortization	27,020	24,486	16,008	85,811	58,282
Write off of unamortized deferred finance costs	385	-	291	468	871
Tax benefit of taxable REIT subsidiaries	(4,370)	(2,560)	(82)	(10,065)	-
Restructuring costs	-	-	26	-	1,298
Integration costs	4,552	1,360	-	6,334	-
Transaction costs	474	122	60	4,948	1,018
Loss on sale of real estate	164	-	-	164	-
General and administrative expenses	19,890	19,440	11,987	67,783	45,283
NOI (1)	$59,179	$56,503	$39,763	$200,859	$141,155
Breakdown of NOI by facility:
Atlanta-Metro data center	$18,256	$17,964	$16,386	$69,861	$60,734
Atlanta-Suwanee data center	10,488	10,376	9,711	41,088	35,509
Santa Clara data center	3,786	3,615	3,390	14,352	12,739
Richmond data center	6,431	5,340	4,208	20,959	14,366
Sacramento data center	1,875	1,870	1,869	7,516	8,470
Princeton data center	2,471	2,331	2,739	9,461	4,828
Dallas-Fort Worth data center	1,804	1,532	395	5,547	815
Leased data centers acquired in 2015	12,885	12,460	-	27,595	-
Other facilities	1,183	1,015	1,065	4,480	3,694
NOI (1)	$59,179	$56,503	$39,763	$200,859	$141,155

(1)	Includes facility level G&A allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include general and administrative expense allocation charges of 10% of cash revenue. These allocated charges aggregated to $5.2 million, $4.9 million and $2.4 million for the three month periods ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively, and $15.2 million and $8.7 million for the years December 31, 2015 and 2014, respectively.

29 QTS Q4 Earnings 2015	Contact: IR@qtsdatacenters.com